Exhibit 10.14

MANAGING GENERAL AGENCY AGREEMENT

This Managing General Agency Agreement is made and entered into by and between Amwins Specialty Casualty Solutions, LLC (hereinafter called the “Program Administrator”) and Protexure Insurance Agency, Inc. (hereinafter called the “MGA”) together with the Sections, Exhibits and any and all schedules and addenda attached hereto constitute the Managing General Agency Agreement between the parties (collectively, this “Agreement”). Program Administrator and MGA and collectively referred to as the “Parties, and individually referred to as a “Party” in this Agreement.

FOR, AND IN CONSIDERATION OF, the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1	TERM OF AGREEMENT

This Agreement shall become effective on January 1, 2022 and shall remain in full force and effect or until terminated in accordance with the provisions of SECTION 24.

SECTION 2	PROGRAM DESCRIPTION

The business covered by this Agreement shall consist of one or more “Programs”, each described in corresponding Program Exhibits (the “Exhibits”) which shall address the types and classes of business, commission and projected program expenses related to insurance policies administered by the MGA under this Agreement. “Insurance Polic(y)(ies) “means any insurance contract(s) under a Program solicited, underwritten, rated, quoted, or bound pursuant to this Agreement. “Insuring Company” means the insurance Company writing the Insurance Polic(y)(ies), for the particular Program (for the avoidance of doubt, either ISMIE Mutual Insurance Company or ISMIE Indemnity Company, as applicable to the particular Program).

A.	Upon acceptance and signature by both parties, each Exhibit shall be incorporated into this Agreement, and shall, together with the terms of this Agreement, constitute a Program.

B.

Each Program shall also contain Underwriting Guidelines (the “Underwriting Guidelines”) which shall include at a minimum: premium volume requirements, rates and basis of rates, maximum limits of liability, types of risks, excluded risks, territorial limitations and effective dates.

SECTION 3	APPOINTMENT OF MGA

A.

The Program Administrator hereby nominates, constitutes and appoints the MGA for the purpose of marketing, soliciting, procuring, underwriting, binding, executing and servicing on behalf of the Program Administrator the types and classes of business set forth in the Program Exhibit(s). This appointment shall apply only with respect to business produced by the MGA under this Agreement as set forth in the Exhibits which are attached hereto and made a part hereof and in accordance with the Underwriting Guidelines.

B.

The MGA’s authority shall be exercised in accordance with the terms of this Agreement, the Exhibits attached hereto, in accordance with the Underwriting Guidelines and such other conditions and limitations as established in writing in advance from time to time by the Program Administrator. The Program Administrator may, from time to time, modify in whole or in part the Underwriting Guidelines by providing written notice thereof to the MGA, and all such modifications shall be binding on the MGA within thirty (30) business days after its receipt of such written notice.

SECTION 4	LIMITATIONS OF AUTHORITY OF MGA

In addition to any other limitations expressly or impliedly contained in this Agreement, the MGA will have no authority to, nor will it represent itself as having authority to do, nor will it do, any of the following without the prior written consent of the Program Administrator:

(a)	Cede, purchase, or bind any reinsurance or retrocession, including, but not limited to, any facultative or treaty reinsurance, on behalf of the Program Administrator.
(b)	Commit the Program Administrator or the Insuring Company to participate in any insurance or reinsurance syndicate, pool, or risk retention group;
(c)	Permit any of its employees to sit on the Program Administrator’s or the Insuring Company’s board of directors;
(d)	Jointly employ, employ, or seek to employ an individual, who is employed with the Program Administrator or the Insuring Company;
(e)

Assign or delegate any of its rights or duties under this Agreement, appoint any agent, sub-agent, sub-administrators, or subcontract any service required to be performed by the MGA for the Program Administrator and pursuant to this Agreement, without the Program Administrator’s prior written approval. Where the MGA employs any such other agent, sub-agent, sub-administrator, or subcontractor with the Program Administrator’s prior written approval, the MGA will remain fully liable for the performance of and duties and obligations of such agent, sub-agent, sub-tax withholdings. In addition, the MGA will disclose all such fees to the Program administrator, or subcontractor. Nothing in this provision, however, shall preclude the MGA from entering into agreements with its sub-producers concerning the terms of the business relationship between the MGA and such sub-producer;

(f)	Employ or continue to employ any individual who has ever been convicted of any state or federal criminal felony involving dishonesty or a breach of trust or any crime under 18 U.S.C. § 1033;
(g)

Issue any press release or public communication that relates in any way to the Program Administrator, the Insuring Company, this Agreement, or any portion of this Agreement without the prior written consent of the Program Administrator;

(h)

Impose or collect any fee, including, but not limited to, any service or policy issuance fee (except as required by relevant state excess and surplus lines laws and regulations), without receiving the Program Administrator’s prior written consent, which consent, in all cases, will be subject to applicable Laws and appropriate Administrator and comply with all Laws governing such disclosure;

(i)

Directly or indirectly solicit, or purport to underwrite, rate, quote, bind, or administer insurance at any reduction or deviation from any rate, pricing protocol, term, or condition specified by the Program Administrator, or deviate in any manner from any rate, rule, or form provided to the MGA by the Program Administrator;

(j)	Cancel any Insurance Policy in accordance with applicable Law and the terms of that Insurance Policy for any reason except:
(i)	where an insured has failed to pay premium;
(ii)	where an insured’s premium finance company provides a written instruction to cancel as a result of the insured’s failure to pay premium;
(iii)	where an insured provides a written instruction to cancel its policy mid-term;
(iv)	as directed in writing by the Program Administrator; or

(v)	as required by Law.
(k)

Where the MGA has effected a flat cancellation, the MGA will document in the underwriting file the existence of substituted coverage or any other reason why the Insuring Company has no liability for payment of loss while coverage was in force;

(l)

Make any modification to any quote or in underwriting or binding coverage not already approved by the Program Administrator in the Program Exhibits (which include but are not limited to the following: Authorized Coverages, Authorized Territory, and Maximum Limits or Underwriting Guidelines) or in any related manuals or bulletins issued by the Program Administrator to the MGA without the Program Administrator’s prior written approval;

(m)	Initiate or make any rate, rule, or form filing of any nature or kind;
(n)	Waive forfeiture or issue a guaranty;
(o)	Waive any premium payment due and owing to the Program Administrator;
(p)	Withhold any money due and owing to, or any property of, the Program Administrator;
(q)	Offer or pay any rebate of premium to any insured or other party;
(r)	Alter or discharge any of the terms or conditions of any Insurance Policy, contract, or receivable;
(s)	Make any agreement that renders or purports to render the Program Administrator liable for the payment or repayment of any expense, commission, administrative fee, service fee, or any other sum;
(t)

Accept, or incur any liability on behalf of the Program Administrator, other than as expressly authorized in the Program Exhibits (Authorized Coverages, Authorized Territory, and Maximum Limits or Underwriting Guidelines);

(u)

Transact business in contravention of any applicable Law, rule, or regulation of any governmental or non-governmental agency or department dealing with insurance matters or any governmental authority having jurisdiction over any of the matters pertaining to this Agreement;

(v)	Transact business subject to this Agreement in contravention of the Exhibits or Underwriting Guidelines issued by the Program Administrator.
(w)	Hold itself out as an agent of the Program Administrator or the Insuring Company in any manner or for any purpose except that which is specifically prescribed in this Agreement;
(x)

Issue, write, or otherwise make any presentation, statement, representation, promise, warranty, or agreement of any kind or nature with respect to the Program Administrator or the Insuring Company or its businesses, except as specifically authorized pursuant to this Agreement;

(y)

Institute, prosecute, or maintain any legal proceeding in connection with any matter pertaining to business transacted pursuant to this Agreement on behalf of Program Administrator or any Insuring Company, including, but not limited to, any Insurance Policy;

(z)	Engage any attorney to represent the Program Administrator or the Insuring Company for any purpose whatsoever; or
(aa)	Solicit, underwrite, rate, quote, or bind any new insurance on behalf of the Program Administrator or the Insuring Company as of the effective date of cancellation of this Agreement.

SECTION 5	SUSPENSION OF UNDERWRITING AUTHORITY

The Program Administrator may, in its sole discretion, immediately suspend the MGA’s underwriting authority granted under this Agreement for such periods as the Program Administrator may reasonably determine, upon written notice to the MGA, if the MGA commits any of the following acts or omissions in connection with this Agreement or the business covered by it:

(a)

fraud, or willful misconduct, willful violation of the Program Administrator’s instructions, willful violation of this Agreement, or willful violation of any insurance department regulation or statutory provision applicable to the MGA;

(b)	violation of any statutory or regulatory requirement that materially affects the MGA’s ability to fully perform its duties in that jurisdiction under this Agreement; or

(c)

In the event the MGA’s right to continue doing business as an MGA is suspended or terminated by any regulatory agency, the Program Administrator may suspend the underwriting authority in the subject jurisdiction by providing ninety (90) days’ written notice (or less if required by law) of such suspension to the MGA.

For any reason the Program Administrator suspends the MGA’s Underwriting Authority, the Program Administrator will immediately lift any such suspension once the MGA cures all of the grounds upon which the suspension was based.

Upon ninety (90) days’ written notice to the MGA, the Program Administrator may, in its sole discretion, suspend the MGA’s underwriting authority granted under this Agreement for such periods as the Program Administrator may reasonably determine, if after the first Program year there is any material adverse change in the reinsurance affecting the Program.

SECTION 6	CONFIDENTIALITY

A.

The MGA and Program Administrator shall hold and cause their respective affiliates, directors, officers, employees, producers and other representatives to hold, in strict confidence, Confidential Information concerning the other Party, unless compelled to disclose such Confidential Information by judicial or administrative process or by other requirements of Law. In the event that the receiving Party is required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand, regulatory review, or similar process, (collectively, the “Proceedings”) to disclose any of such Confidential Information, the receiving Party shall, if legally permissible, provide the disclosing Party with prompt written notice prior to its response to such Proceedings so that the disclosing Party may, at its own expense, seek a protective order or other appropriate remedy that precludes the disclosure of such information. The receiving Party shall also cooperate with the disclosing Party, at the disclosing Party’s expense, in resisting such disclosure. In the event that such protective order or other remedy is not obtained, the receiving Party shall furnish only that portion of the Confidential Information that it is legally required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding anything to the contrary, all Confidential Information disclosed pursuant to this paragraph shall still be deemed Confidential Information for all purposes under this Agreement and shall not fall within the listed exceptions to the definition of Confidential Information.

B.	This Section 6 will survive termination or expiration of this Agreement.

SECTION 7	GENERAL DUTIES OF PROGRAM ADMINISTRATOR

The Program Administrator will:

A.	Provide a Carrier rated A/A- Excellent according to A.M. Best which maintains its licenses and/or certificates of authority to write insurance.

B.	Based upon data furnished by the MGA pursuant to Section 8K, make all statistical filings required by applicable law or regulation.

C.	Make such filings, including policy forms, rates and rules, as may be required by law or regulation applicable.

D.	Provide the MGA with the policy number schema and form numbers to be used for each Program.

E.

Provide MGA with premium and renewal rates, eligibility terms, any and all relevant information concerning the Programs and any changes in the coverages, or remittance instructions that need to be communicated to policy owners and/or certificate owners and/or insureds or are necessary for MGA to administer under this Agreement. Program Administrator shall also provide MGA with such loss and profitability studies and actuarial information available in order to assist MGA in efforts to improve the Programs.

F.	Promptly provide MGA with return premium when, as and if due.

G.

Comply with all laws and regulations applicable to the Programs. Without limiting the foregoing, Program Administrator shall further comply with regulatory requirements as applicable concerning all policy forms, other documents and rate schedules as may be required by such regulatory authorities.

H.	Maintain data security measures on its information systems applicable to the Programs at least as complete and extensive as required of MGA under this Agreement.

I.	Properly and appropriately cause to be handled claims associated with the Program(s) by the Insuring Company and/or its Third-Party Administrator.

J.

Upon receipt, promptly forward to the MGA all oral or written communications received from any federal, state, local, executive, legislative, regulatory or judicial official relating to this Agreement or any business produced under this Agreement and cooperate fully with the MGA in preparing timely and appropriate responses to such communications. The Program Administrator shall not respond on behalf of the MGA without the MGA’s prior express written approval.

SECTION 8	GENERAL DUTIES OF MGA

The MGA will:

A.

Solicit business from current and potential policyholders and through licensed independent insurance agents, insurance producers, insurance brokers and other means in accordance with applicable law. The MGA shall, subject to the other terms and conditions of this Agreement and the Underwriting Guidelines, have the right to exercise its own judgment as to the persons and/or entities from whom it solicits business and the place of such solicitation. The authority granted to the MGA under this Agreement shall not alter or extend the general practices and policies of the Program Administrator. All advertising or solicitation materials of the MGA or any other entity in relation to this Agreement shall be in compliance with the law and shall be first approved in writing by the Program Administrator prior to usage.

B.

Maintain for itself, its directors, officers, members, principals and employees such licenses and cooperate with the Program Administrator to obtain all necessary appointments for such, as it or they may be required to have under any law or regulation.

C.	Process insurance applications for policies of insurance covered under this Agreement.

D.

Underwrite, issue, execute, countersign or have countersigned as necessary and required in the applicable jurisdictions, and deliver promptly, as required by state contract certainty requirements, all binders, policies, certificates, endorsements, reinstatements, and evidence of insurance on forms approved by the Program Administrator. The MGA shall use reasonable best efforts to ensure that the wording of each policy has been fully agreed to before such policy is bound and shall issue all documents evidencing the policy at or as soon as reasonably practicable following the inception date of the policy.

E.

Conform all underwriting services provided by the MGA under this Agreement to the Program Exhibits. The MGA will further perform its obligations in conformity with any and all standards, instructions, practices, or procedures which the Program Administrator may, at any time, and from time to time, provide to the MGA, which standards, instructions, practices, and procedures, when provided to the MGA in writing by the Program Administrator, will become part of the Program Exhibits. Any Insurance Policy that does not comply with the Program Exhibits or the Program Administrator’s explicit written instructions for such Insurance Policy, will, at the Program Administrator’s request, be promptly terminated by the MGA consistent with the terms of the subject Insurance Policy and applicable Law.

F.

Provide all the usual and customary services to sub-producers, policyholders and premium finance companies including, but not limited to, furnishing policy information, delivering policies, and returning premiums due policyholders. This includes preparing and distributing all policyholder notices, including endorsements, renewal, and non-renewal notices

G.

Supervise and direct all work necessary or appropriate to the production of business under this Agreement including without limitation, underwriting policies, collecting premium and remitting it to the Program Administrator, marshalling statistical data and furnishing it to the Program Administrator.

H.	Establish and maintain such books and records in the manner and as reasonably required by the Program Administrator in order to record and account for all transactions made pursuant to this Agreement.

I.

Furnish, render and provide on behalf of the Program Administrator all services and facilities for the business it transacts, as are reasonably and customarily furnished, rendered and provided by the MGA to an insurance company for the business written hereunder. For the avoidance of doubt, such services and facilities shall not include claims handling or reinsurance placement.

J.

Cancel or non-renew policies and/or certificates for cause as set forth in such policies, or at the direction of the Program Administrator, subject to the terms of any such policy, the requirements imposed by any applicable law or regulation and in compliance with this Agreement.

K.

Prepare and submit to the Program Administrator in an electronic format agreed upon by the Parties, underwriting and statistical data relating to premium produced by the MGA pursuant to this Agreement and shall timely provide the Program Administrator with any information in relation to underwriting and the policies which is required by the Program Administrator for the purposes of preparing the statutory accounts of regulatory returns or filings.

L.

Upon receipt, promptly forward to the Program Administrator all oral or written communications received from any federal, state, local, executive, legislative, regulatory or judicial official relating to this Agreement or any business produced under this Agreement and cooperate fully with the Program Administrator in preparing timely and appropriate responses to such communications. The MGA shall not respond on behalf of the Program Administrator or the Insuring Company without the Program Administrator’s prior express written approval.

M.	Safeguard and maintain the confidentiality of any proprietary information provided by the Program Administrator to the MGA under this Agreement, or by an insured or potential insured to the MGA.

N.

For policies issued on a surplus lines basis, the MGA is authorized to and shall, at its own expense, ensure that all policies are fully compliant with applicable laws, regulations, and insurance department requirements for such states, which shall include, but not be limited to performing or ensuring the performance of the following:

1.	Identifying, calculating and collecting any and all amounts due in respect of applicable taxes, stamp duties and charges in all applicable jurisdictions.
2.	Making or ensuring the timely payment of such amounts to the relevant authorities.
3.

Preparing and submitting to, or ensuring the preparation and submission to, the relevant authorities in a timely manner of any returns, forms or documents that are necessary for the purposes of complying with and discharging the MGA’s and the Program Administrator’s obligations and liabilities in respect of any taxes, levies and charges.

O.	Complaints and Inquiries

If the MGA receives an inquiry or complaint from any regulatory authority having jurisdiction concerning a violation of insurance Law, or a complaint disputing coverage under any policy, or any process or litigation document, or threat of litigation, with respect to any matter covered in this Agreement, it will do the following:

If Claims-Related: The MGA will give prompt written notice to the Program Administrator and to the applicable third-party administrator upon receipt of any inquiries or complaints from policyholders, claimants, insurance departments, or other persons relative to any claim arising under this Agreement. The MGA is responsible for providing policy and coverage verification to the applicable third-party administrator.

If Non-Claims Related: The MGA will give prompt written notice to the Program Administrator of any non-claim inquiry or complaint received from policyholders, claimants, insurance departments, or other persons relative to any non-claim matter arising under this Agreement and will promptly forward the original documents to the Program Administrator.

P.	Reporting of Claims

MGA shall report all claims with respect to which it has actual knowledge in accordance with the provisions of the policies placed under this Agreement.

Q.	Unclaimed Property

The MGA will comply with all applicable Laws related to abandoned and unclaimed property, whether tangible or intangible, including all Laws applicable to the escheat or custodial taking of any abandoned or unclaimed property in the possession or control of the MGA. The MGA will comply with all policies and procedures adopted by the Program Administrator from time to time relating to such Laws.

SECTION 9	RECEIPT OF FUNDS/ACCOUNTS/REPORTS

A.

The MGA, acting in a fiduciary capacity will account for and be liable to the Program Administrator for all amounts due and arising under this Agreement to the Program Administrator, including, but not limited to, all written premium due to the Program Administrator, whether collected or not, which premiums will be calculated from the effective date of coverage under the applicable Insurance Policies.

B.

The MGA shall be responsible, at its expense, for collecting and paying to the Program Administrator all premiums due on the business written pursuant to this Agreement. Subject to Section 27 of this Agreement, the MGA shall, in its own name and on its own behalf, take all actions it deems reasonably appropriate to collect premiums on business written pursuant to this Agreement. This shall mean that if the MGA is unable to collect premium for a policy, then after the premium owing has not been paid to the MGA within 3 months of the time it is owed, the MGA shall notify the Program Administrator of such premium owing and provide all requested information in its possession that is relevant to such delinquent premium. Such notification shall be in a separate communication from all other communications, highlighting the nature of the communication. The MGA agrees that the Program Administrator may establish additional reasonable reporting requirements of such delinquent premiums at its discretion.

C.	Premiums shall be collected, deposited, and remitted to the Program Administrator as follows:

1.

The MGA shall deposit promptly all amounts received from policyholders, sub-producers, brokers, and other entities into a premium fiduciary bank account for the benefit of the Program Administrator (hereinafter referred to as the “Agency Account”). Additionally, as directed by the Program Administrator, all funds due the Program Administrator shall be remitted to the Program Administrator on not less than a monthly basis;

2.

The Agency Account shall be a money market account, savings account, or checking account. The MGA shall be entitled to receive all interest imputed to the Agency Account and the Program Administrator hereby grants, as may be required by law, the MGA’s specific right to such interest, provided that no withdrawals may be made from the Agency Account if the balance remaining in it is less than the aggregate net premium received but not remitted to the Program Administrator;

3.

No later than fifteen (15) days after the close of each calendar month, the MGA shall prepare and submit to the Program Administrator in an electronic format agreed upon by the Parties a separate report stating the gross premium written by the MGA pursuant to this Agreement in such prior calendar month, together with the following information with respect to each policy written by the MGA pursuant to this Agreement in such prior calendar month: the named insured, policy number, policy term, total sum insured (limits), matter covered and gross premium. In addition, such report shall reflect all return premiums and cancellations recorded as well as all commissions earned by the MGA in such prior calendar month, and shall reconcile to the most recent such monthly report previously submitted to the Program Administrator by the MGA (each such report hereinafter referred to as an “Account Current” or “Bordereau”); and

4.

No later than forty five (45) days after the close of each calendar month, the MGA shall: (i) subject to the terms of Section 8D, provide the Program Administrator with all documentation corresponding to the Account Current for such calendar month including without limitation policies, endorsements and cancellation documentation (in either hard copy or electronic format, as elected by the Program Administrator), and, (ii) transfer all amounts due to the Program Administrator in accordance with each such Account Current for such calendar month to the Program Administrator’s home office account by electronic funds or wire transfer, which amount for the avoidance of doubt shall include all gross premiums written for such prior calendar month, less return premiums and cancellations as well as commissions earned by the MGA;

D.

The MGA is authorized to receive and maintain in the policy underwriting file all correspondence, advices and other communications from any premium finance companies, if any are used to finance premium on policies issued under this Agreement. Notwithstanding any language to the contrary herein, the MGA shall remit the financed premium to the Program Administrator, net of the MGA’s commissions. Premiums paid to the MGA by premium finance companies shall be accounted for and paid to the Program Administrator as received by the MGA, and in no event shall the MGA hold any such financed premiums longer than allowed by Section 9C.4., above.

E.	A premium shall be charged on every policy, including binders, issued by the MGA at rates set forth in the Underwriting Guidelines.

F.

The MGA shall refund commissions on policy cancellations, reductions in premiums or any other return premiums at the same rate at which such commissions were originally retained; however, short rate and cat minimum earned premium calculations are acceptable.

G.	All reports required under this Agreement shall be made available electronically, in a format reasonably acceptable to the Program Administrator.

H.	Offset

If one Party owes any money under this Agreement to the other Party and such money is more than thirty (30) days’ past due, then the Party owed money will be entitled to withhold payment of any amount then due, or thereafter becoming due, to the other Party, until the outstanding balance is paid in full.

SECTION 10	OWNERSHIP AND CONTROL OF EXPIRATIONS

A.

The MGA’s customer records and the use, solicitation rights and control of the expirations of the business produced by the MGA, shall remain the property of the MGA and be left in the MGA’s undisputed possession to the extent allowed by applicable law and contracts, provided the MGA is not in default and accounts for and pays over all undisputed premium and other sums for which the MGA may be liable to the Program Administrator.

B.

The MGA assigns to the Program Administrator as security for, but not in payment of, the obligations of the MGA under this Agreement all sums due or to become due to the MGA from any insured(s) for whom the MGA or Agent(s) provided a Policy on behalf of the Program Administrator and the Insuring Company. In the event of default, the Program Administrator shall have full authority to demand and collect such sums and the MGA or Agent(s) shall not be entitled to any commissions and/or Policy fees on any premium so collected by the Program Administrator.

SECTION 11	SEPARATE BOOKS AND RECORDS

A.

The MGA shall maintain separate, true, accurate and complete records and accounts of all transactions arising out of this Agreement in respect of the Program Administrator’s policies. Such records and accounts shall be maintained at all times in such a manner and form as may be agreed to by the Program Administrator and the MGA and in accordance with generally accepted accounting and insurance practices, applicable state records retention statutes, and the MGA’s Records Retention Policy, a summary of which shall be provided to the Program Administrator.

B.

Notwithstanding the provisions of Sections 10 and 25 of this Agreement, any applications, binders, policies, certificates or endorsements relating to business arising out of this Agreement are the property of the Program Administrator and the Insuring Company, and the Program Administrator, Insuring Company and the regulatory bodies having jurisdiction over it shall at all times have the right to inspect and duplicate such documents. Additionally, all accounts and records related to business arising under this Agreement shall be available for inspection upon 5 business days’ prior written notice and copying in a form usable by the Program Administrator at the Program Administrator’s expense. Such records shall be retained as required under applicable law. In the event of termination of this Agreement, copies of all such documents will be made available to the Program Administrator, at the Program Administrator’s expense.

C.

All supplies furnished to the MGA by the Program Administrator shall remain the property of the Program Administrator and shall be returned to the Program Administrator promptly upon the Program Administrator’s request.

D.

The MGA will retain, maintain and safeguard all of the Records created or held by it in its capacity as MGA and all Records received by the MGA for the purposes of underwriting or in connection with the policies for a minimum of 10 years, or the greater of the minimum periods required by law or regulations, that are applicable to the MGA, the Program Administrator, underwriting of the policies, or the MGA’s record retention policy. “Records” shall mean all records in relation to underwriting, and shall include the following, for all Policies:

1.	The policy term, basis for rating, and return premium amounts, if any;

2.	The application, including any application form or enrollment form for coverage under the policy;

3.	The policy form issued, including the declaration pages, endorsements, riders and termination notices of the policy. Binders shall be retained if a policy was not issued; and

4.	Other information necessary for reconstructing the solicitation, rating and underwriting of the Contract.

Nothing in this Agreement shall require that the MGA must create or retain Records on paper or in hard copy. Records may be created and retained solely in digital, electronic or virtual formats at the MGA’s discretion.

SECTION 12	COMPLIANCE WITH REGULATIONS AND LAWS

A.

In the conduct of business under this Agreement, the MGA shall promptly and fully comply with all instructions, rules and regulations that it may receive from the Program Administrator and with all applicable laws, regulations and rulings made by any governmental authority, agency, bureau or commission having jurisdiction over the Program Administrator, the Insuring Company or the MGA. Certificates of insurance will be issued and delivered, and when required, countersigned, pursuant to the applicable laws, regulations and rulings of a governmental authority, agency, bureau or commission having jurisdiction over the Program Administrator, the Insuring Company or the MGA.

B.

The MGA shall, at its sole expense, provide for countersignatures on policies written pursuant to this Agreement. The MGA shall not bind the Program Administrator and the Insuring Company to any risk, which is not in accordance with the Underwriting Guidelines previously approved by the Program Administrator.

C.

The MGA and its employees will be and remain in compliance with, and will endeavor to ensure that its agents and subcontractors are and remain in compliance with, all of the policies and procedures developed, adopted, or issued by the Insuring Company from time to time and provided to the MGA in writing, that relate to any law applicable to this Agreement or the services to be provided hereunder. The MGA will promptly notify the Program Manager, at any time during this Agreement, it no longer complies with any such policy or procedure.

D.

The MGA agrees to perform and provide all services and duties that are not expressly described or specifically addressed elsewhere in this Agreement but that are customarily performed by similarly situated MGAs or are required under any applicable law to be performed by MGAs, or that are necessary and appropriate for purposes of this Agreement. In any case where there is conflict between this Agreement and a law regarding the nature of, or the performance standards for, any service, such law will supersede the applicable provision(s) of this Agreement.

SECTION 13	CANCELLATION AND NONRENEWAL OF POLICIES

All policies or certificates written under this Agreement shall be subject to cancellation and any nonrenewal terms stated in the policy unless a longer period of time or special terms are required by law or have been specifically granted by the Program Administrator.

SECTION 14	MGA NOT TO INCUR INDEBTEDNESS

The MGA shall pay and discharge the expenses of conducting its own business. No expenses incurred by the MGA shall be paid by the Program Administrator, without the Program Administrator’s written approval, except for those authorized herein.

SECTION 15	EXPENSES

The MGA shall pay all expenses incurred in connection with its production, marketing and servicing of the business covered by this Agreement including but not limited to the following:

1.

Printing of proposals, booklets, certificates, solicitation brochures, premium notices, records and reports, and all documents and other materials required to fulfill the obligations of the MGA under this Agreement;

2.	Promotional advertising and public relations expenses;

3.

The MGA’s general office expenses, including but not limited to rent, salaries, utilities, transportation, furniture, fixtures, equipment, supplies, telephone, postage and other general overhead expenses; and,

4.	Any fees or expenses associated with obtaining and/or maintaining licenses required by the MGA to perform activities relating to this Agreement.

SECTION 16	COMMISSIONS

A.

Subject to compliance by the MGA with this Agreement, the Program Administrator will pay the MGA, as compensation for all of its services rendered and expenses incurred, a commission based on a percentage of the Gross Collected Premiums on the business written under this Agreement (the “Commission”) as set forth in the relevant Exhibits. Gross Collected Premium shall mean all premiums collected by the MGA, less return premiums, cancellations and premiums collected through the efforts of the Program Administrator. This commission may, from time to time, be amended upon mutual agreement of the Program Administrator and the MGA without otherwise affecting the other terms and conditions of this Agreement and in accordance with Section 34.

B.	Under no circumstances will the MGA receive any commission for any premium the Program Administrator has not received

C.

Commissions paid to the MGA on canceled policies and return premiums shall be refunded to the Program Administrator within 30 days of the return of the premium at the same rates at which such commissions were originally earned by the MGA; unless short rate or Cat MEP apply.

SECTION 17	LAWS GOVERNING

This Agreement shall be governed by the laws of the State of Illinois.

SECTION 18	INSURANCE

The MGA shall, during the term of this Agreement, maintain:

Insurance Coverage as follows (but in no event less than any statutorily required insurance) in a form and from a company (rated no less than (A-) by A. M. Best Company) reasonably acceptable to the Company:

●	Errors and Omissions insurance coverage with limits of at least USD 5,000,000 each claim, USD 5,000,000 aggregate; and
●	General Liability and Auto Liability Insurance with limits of at least USD 1,000,000 primary per occurrence, USD 1,000,000 aggregate; including USD 1,000,000 for Cyber Liability and
●	Umbrella with limits of at least USD 1,000,000 per occurrence and USD 1,000,000 aggregate.
●	Workers Compensation (statutory limits);
●	Employers Liability with limits of USD 1,000,000 (per occurrence for bodily injury) / USD 1,000,000 (per employee for bodily injury by disease) / USD 1,000,000 (aggregate for bodily injury by disease)
●	Crime or Fidelity coverage with minimum limits of USD 1,000,000.

SECTION 19	EXCLUSIVE DISPUTE RESOLUTION MECHANISM

The Parties shall resolve any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof (each, a “Dispute”), under the provisions of Section 19 a) through c) of this Agreement. The procedures set forth in Section 19 a) through c) of this Agreement shall be the exclusive mechanism for resolving any Dispute that may arise from time to time and Section 19 a) through c) is an express condition precedent to litigation of the Dispute.

a)

Informal Dispute Resolution. A Party shall send written notice to the other Party of any Dispute (“Dispute Notice”). The Parties shall first attempt in good faith to resolve any Dispute set forth in the Dispute Notice by negotiation and consultation between themselves.

b)

Mediation. In the event that such Dispute is not resolved on an informal basis within 20 Business Days after one Party delivers the Dispute Notice to the other Parties, a Party may, by written notice to the other Parties submit the Dispute to any mediation service for mediation by providing to any nationally recognized mediation service, a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties may cooperate with one another in selecting a mediation service and shall cooperate with the mediation service and with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The Parties covenant that they will use commercially reasonable efforts in participating in the mediation. The Parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally between the Parties.

The Parties further agree that all offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts, and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged, and inadmissible for any purpose, including impeachment, in any litigation involving the Parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

c)

Litigation as a Final Resort. If the Parties cannot resolve any Dispute for any reason, including, but not limited to, the failure of a Party to agree to enter into mediation or agree to any settlement proposed by the mediator, within ninety (90) days after the Dispute Notice, any Party may file suit in the U.S. District Court for the Northern District of Illinois or corresponding state courts only if there is no federal jurisdiction.

d)

WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 20	MGA TO ACT AS INDEPENDENT CONTRACTOR

This Agreement is not a contract of employment and nothing contained herein shall be construed to create a joint venture, partnership, or employer/employee relationship between the Program Administrator and the MGA or between the Program Administrator and any of the MGA’s employees or representatives. The MGA, its employees and representatives shall not represent that they are employees of the Program Administrator, nor shall they in any manner hold themselves out to be employees of the Program Administrator. It is the express intent of the parties that the MGA and its employees and representatives are not employees of the Program Administrator for any purpose. The MGA is an independent contractor for all purposes and in all situations and shall be free, subject to the provisions of the Agreement, to exercise independent judgment and discretion as to the time, place, and manner of its performance under this Agreement.

SECTION 21	HOLD HARMLESS

A.

The MGA shall indemnify and hold the Program Administrator harmless from any and all claims, demands, causes of action, damages, judgments and expenses (including, but not limited to, attorney’s fees and costs of court) which may be made against the Program Administrator and which arise, either directly or indirectly, in whole or in part, out of any action or inaction of the MGA or the MGA’s officers, directors, employees, agents, or other representatives in connection with any rights or obligations of the MGA, or in connection with any business underwritten or bound pursuant to this Agreement, except to the extent the Program Administrator has caused or contributed to such claim.

The Program Administrator will give the MGA written notice as soon as they receive notice of any action relating to the liabilities referred to above. The MGA will be entitled, but not required, to participate in such action or to assume the defense of any such action. If the MGA is not notified promptly of any action, or there is failure to cooperate fully with the MGA in the defense of such action, the MGA will be relieved of its indemnification obligations to the extent of prejudice to the MGA.

B.

The Program Administrator shall indemnify and hold the MGA harmless from any and all claims, demands, causes of action, damages, judgments, and expenses (including, but not limited to, attorney’s fees and costs of court) which may be made against the MGA and which either directly or indirectly, in whole or in part, out of any action or inaction of the Program Administrator or the Program Administrator’s officers, directors, employees, agents, or other representatives in connection with any rights or obligations of the Program Administrator or in connection with any business underwritten or bound pursuant to this Agreement, except to the extent the MGA has caused or contributed to such claim.

The MGA will give the Program Administrator written notice as soon as the MGA receives notice of any action relating to the liabilities referred to in this subparagraph. The Program Administrator will be entitled, but not required, to participate in such action or to assume the defense of any such action. If the Program Administrator is not notified promptly of any action, or there is failure to cooperate fully with the Program Administrator in the defense of such action, the Program Administrator will be relieved of its indemnification obligations to the extent of prejudice to the Program Administrator.

SECTION 22	REPRESENTATIONS AND WARRANTIES

A.

The Program Administrator warrants and represents that the transactions contemplated hereby are (i) within the corporate powers of-the Program Administrator, (ii) have been duly authorized by all necessary corporate action of the Program Administrator, (iii) constitute the legal, valid and binding obligation of the Program Administrator, enforceable against it in accordance with its terms; and, (iv) do not and will not conflict with, result in a material breach in any of the provisions of, or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to the Program Administrator or its employees or to which the Program Administrator is a party or may be bound.

B.

The MGA warrants and represents that the transactions and activities contemplated hereby are (i) within the corporate powers of the MGA, (ii) have been duly authorized by all necessary corporate action of the MGA, (iii) constitute the legal, valid and binding obligation of the MGA, enforceable against it in accordance with its terms; and, (iv) do not and will not violate, conflict with, result in a breach in any of the provisions of, or constitute a default under the provisions of any law, regulation, licensing requirement, charter provision, by-law or other instrument applicable to the MGA or its employees or to which the MGA is a party or may be bound.

C.

The MGA further represents and warrants (i) that it has the proper right and interest in the business contemplated herein in order to place the business under this Agreement; (ii) that the business being placed under this Agreement is not subject to another entity's claim of interest, including but not limited to a claim by contract or common law right; and, (iii) that the MGA in placing business under this Agreement is not in violation of any duty or obligation owed to another entity. In the event the MGA breaches any of the preceding terms, the MGA agrees to indemnify the Program Administrator pursuant to Section 21 from any loss liability or expense arising out of such breach.

SECTION 23	AGENCY SALE OR TRANSFER

A.

In the event a controlling interest (51% or more of outstanding shares) of the MGA is to be sold or transferred or the MGA is to merge or be consolidated with another firm, or the MGA is to sell all or a substantial portion of its assets, the MGA shall give thirty (30) days advance written notice to the Program Administrator. The Program Administrator then may, at its election:

a.	consent to the assignment of this Agreement to the successor;
b.	enter into a new Managing General Agency Agreement with the successor; or
c.	terminate this Agreement pursuant to Section 24.

The Program Administrator shall notify the MGA of its decision within thirty (30) days of the receipt of the notice.

SECTION 24	TERMINATION

A.

This Agreement may not be terminated, other than for cause pursuant to Section 24.C., during the first two (2) years after its effective date. Afterward, this Agreement may be terminated by either party, for any reason, by providing a written notice to the other party at least one (1) year prior to such date. The Program Administrator may terminate this agreement for cause, including, but not limited to, a determination that the MGA is in default, by the Program Administrator terminating this Agreement with thirty (30) days advance written notice to the MGA. All outstanding quotes will be honored by the Program Administrator.

The term “default” means any material breach or material failure to comply with the terms and conditions of this Agreement and includes, but is not limited to, the following:

a)	failure to remit balances due as required by this Agreement;

b)	The MGA shall have thirty (30) days to cure the default.

B.	Notwithstanding the forgoing, the Program Administrator may terminate this Agreement effective immediately in the event of fraud, misappropriation, or theft by the MGA.

C.

At the option of the Program Administrator, this Agreement shall terminate automatically upon the effective date of any cancellation or expiration of either the errors and omissions or fidelity coverage required by Section 18.

D.	This Agreement shall terminate automatically without notice in the event of the bankruptcy, insolvency, liquidation or assignment for the benefit of creditors by either party.

E.

In the event of termination of this Agreement due to fraud or breach of conditions, any indebtedness of the MGA to the Program Administrator and all premiums in the possession of the MGA, or for the collection of which the MGA is responsible, shall, notwithstanding any provisions to the contrary, become immediately due the Program Administrator.

F.

The failure of the MGA or the Program Administrator to declare promptly a default or breach of any of the terms and conditions of this Agreement shall not be construed as a waiver of any of said terms and conditions, nor estop either party from thereafter demanding a full and complete compliance herewith. Any such waiver must be in writing and signed by the waiving party.

G.	Rights Upon Termination

Upon termination of this Agreement in accordance with this Section 24:

a.

Except as otherwise set forth herein, the MGA upon termination will retain ownership of the renewal rights to the Insurance Policies and the distribution channels, meaning that the MGA retains the right to offer coverage to the policyholders under the MGA upon expiration of each Insurance Policy with an insurance company other than the Insuring Company.

b.	Except as otherwise set forth herein, the obligations of the MGA and the Program Administrator after the effective date of termination will be discharged promptly.

c.

At the election of the Program Administrator, upon written notice to the MGA, the Program Administrator has a right to direct the MGA to cancel or non-renew any Insurance Policy subject to its terms and applicable Laws.

d.

Except as otherwise provided under this Agreement, when a notice of termination is received by a Party, the MGA, subject to applicable Law: (i) will have no authority to issue quotes or Insurance Policies with effective dates on or after the effective date of termination of this Agreement; and (ii) will immediately withdraw all outstanding quotes with effective dates on or after the effective date of termination of this Agreement.

e.

Subject to applicable Law, the Program Administrator may suspend the MGA’s underwriting authority during the pendency of any dispute regarding termination of this Agreement; provided, however, that the Program Administrator and the MGA will fulfill their obligations under in-force Insurance Policies regardless of any such dispute.

f.

If the MGA’s authority has been terminated under Section 24, and if the MGA is not servicing the Run Off, then the MGA will assist and cooperate in the transfer of funds in the Premium Trust Account related to the Insurance Policies to an account designated by the Program Administrator and execute and deliver any and all documents reasonably required to accomplish the transfer.

H.	No Consequential Damages.

a.

Neither the Program Administrator, the MGA nor any producer with whom the MGA has a written contract for the business hereunder, their subsidiaries, successors, or assigns, or the shareholders, directors, officers, agents or employees of any of them, will have or assert any claim for loss of business, loss of profits, or damage to goodwill or reputation, as a result of the termination of this Agreement, provided such termination is in accordance with the terms of this Agreement

I.

Notwithstanding the termination of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business to the end that all obligations and liabilities incurred by each party as a result of this Agreement shall be fully performed and discharged except as otherwise provided in this Agreement.

SECTION 25.	INTELLECTUAL PROPERTY

During the term of this Agreement the MGA and the Program Administrator shall have full ownership to the rights to any intellectual property exclusively developed for, generated from, or used in connection with the business covered by this Agreement and developed solely by MGA and Program Administrator. The Program Intellectual Property shall include without limitation, applications, quotes, binders and policy forms, rates, statistical data of all kinds, trademarks, service marks, marketing materials, claims and underwriting processes, technology, underwriting criteria and surveys, loss control information, and any other program specific material, and shall exclude any intellectual property of any kind whatsoever in which the MGA has an interest outside of the business covered by this Agreement. For the avoidance of doubt, the Program Administrator acknowledges that it shall have no right, title or interest in or to any MGA Intellectual Property.

SECTION 26	LEGAL ACTION

The MGA shall not take legal action in connection with any matter arising in connection with the business written pursuant to this Agreement on behalf of Program Administrator or any Program carrier without the written consent of the Program Administrator. The MGA shall promptly notify the Program Administrator of any legal action or threat of legal action involving the Program Administrator with respect to any matters which are the subject of this Agreement.

SECTION 27	COMPLIANCE WITH PRIVACY LAWS AND PROTECTION OF PERSONAL CUSTOMER INFORMATION

The MGA shall comply with all applicable data protection Laws during the term of this Agreement and afterward as required by the obligations as stated herein. The MGA shall follow the Privacy Security Addendum attached to this Agreement as Exhibit B, which is incorporated in this Agreement as if fully stated herein. The MGA shall also execute and deliver the Business Associate Agreement attached to this Agreement as Exhibit C for programs requiring transmission of protected health information.

SECTION 28	CURRENCY

All amounts due to either party hereunder shall be payable in United States currency.

SECTION 29	ASSIGNMENT/SUBCONTRACTING

A.

This Agreement shall not inure to the benefit of any non-permitted successor-in-interest of the parties, nor may any interest or obligation of the parties under this Agreement be assigned in whole or part by either party without the prior written consent of the non-assigning party.

B.

The obligations of the MGA under this Agreement may not be subcontracted to any party without the express prior written consent of the Program Administrator, and the MGA acknowledges that such subcontract shall not relieve the MGA of its duties and obligations under this Agreement.

C.	However, in no way shall this subcontracting clause prohibit the MGA from writing on a group basis where permitted by law.

SECTION 30	NO THIRD-PARTY BENEFITS

This Agreement and all of its provisions will apply to, be binding upon, and inure to the benefit and detriment of the Parties hereto and their successors and permitted assigns. Except for an indemnified party as described in Section 21 of this Agreement, nothing in this Agreement is intended to or shall confer upon any person or entity other than the Parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Except for an indemnified party as described in Section 21 of this Agreement, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties hereto and their successors and permitted assigns.

SECTION 31	NOTICES

All notices, requests, consents and other communications by either party, arising out of this Agreement, must be in writing and addressed as follows:

If to the Program Administrator:

Amwins Specialty Casualty Solutions, LLC

10 S. LaSalle Street

Suite 2000

Chicago, IL 60603

If to the MGA:

Protexure Insurance Agency, Inc.

4200 Commerce Court

Suite 102

Lisle, IL 60532

Attn: Kyle Nieman, President

With a copy to:

BatesCarey LLP

191 N. Wacker Drive

Suite 2400

Chicago, IL 60606

Attn: Matthew Murphy

SECTION 32	HEADINGS

The subject headings of the Sections of this Agreement are included for purposes of identification and convenience only and shall not affect the construction or interpretation of any of its provisions.

SECTION 33	ENTIRE AGREEMENT

This Agreement, together with the Exhibits hereto, sets forth the entire understanding of the parties and supersedes any prior agreement or understanding relating to the subject matter hereof. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

SECTION 34	MODIFICATION

Except to the extent that the Program Administrator has the right from time to time to modify the Underwriting Guidelines in accordance with this Agreement, this Agreement may be revised and/or modified only in a writing executed by both the MGA and the Program Administrator. No other change, modification, addition or deletion to any portion of this Agreement will be valid or binding upon either the MGA or the Program Administrator. Neither a representative of the MGA nor the Program Administrator has authority to waive any of the provisions of this Agreement or to modify or change any of its terms and conditions, except as provided herein.

SECTION 35	INADVERTENT DELAYS

Inadvertent delays, errors and/or omissions made in connection with this Agreement shall not relieve either party from liability which would have attached had such delays, errors or omissions not occurred; provided, however, that such delays, errors or omissions shall be rectified as soon as possible after discovery, and provided that such are not reasonably deemed by the other party to be frequent or pervasive.

SECTION 36	DISASTER RECOVERY AND DATA PROTECTION AND AUDIT

a)

The MGA shall ensure that at all times it has adequate disaster recovery arrangements in place in order to minimize the effect of a disaster affecting the provision of the services under the Agreement. The MGA shall, upon reasonable written request, provide details of its disaster recovery arrangements to the Program Administrator.

The MGA shall take all reasonable precautions to preserve the integrity and prevent any corruption or loss, damage or destruction of the data and information of any insureds, any claimant, or of the Program Administrator. The MGA shall notify the Program Administrator on becoming aware of an actual “Cyber Incident.” A Cyber Incident is defined as “any actual action taken through the use of computer networks that result in an actual or potentially adverse effect on the MGA’s or sub-agent’s information system or the loss or theft of information on such system related to the Programs.” The MGA shall reasonably cooperate with the Program Administrator to provide information pertaining to the Cyber Incident upon the Program Administrator’s reasonable written request.

b)

The MGA shall permit the inspection of its systems and premises by the Program Administrator at reasonable times and upon reasonable notice so as to confirm the MGA’s performance under this Agreement no more frequently than on an annual basis; provided, however, in that in the event of an actual Cyber Incident, the Program Administrator shall have the right to such inspection upon reasonable notice to the MGA but such inspection shall not occur any sooner than four weeks following the actual discovery of a Cyber Incident by the MGA.

IN WITNESS WHEREOF:

PROTEXURE INSURANCE AGENCY, INC.		AMWINS

BY:	/s/ Kyle Niemann	BY:	/s/ M. Munawar Ali

TITLE:	PRESIDENT	TITLE:	PRESIDENT

DATE:	12/26/2021	DATE:	12/23/21

EXHIBIT A1 – Program Exhibits

EXHIBIT B - Privacy Security Addendum

EXHIBIT C Business Associate Agreement

BC2,820,390v8

PROGRAM EXHIBIT A. 1.

This PROGRAM EXHIBIT A.1. is made a part of, is subject to the terms and conditions of, and is incorporated by reference into the Managing General Agency Agreement effective January 1, 2022 between Amwins Specialty Casualty Solutions, LLC (hereinafter called the “Program Administrator”) and Protexure Insurance Agency, Inc. (hereinafter called the “MGA”).

1.	Program Name: Protexure Small Firm Lawyers and Accountants PL Program
2.

Authority: MGA’s authority extends and applies to primary Lawyers Professional Liability insurance written strictly on a filed and admitted basis subject to the approved policy forms and endorsements, and subject to the underwriting and rating parameters for all eligible law firms as specified in the Underwriting Guidelines.

3.	Territory: MGA’s authority extends and applies to law firms initially limited to the following 15 states: AZ, CO, FL, IN, KS, MI, MO, NJ, NV, OH, PA, SC, TX, UT and WA.
4.	Size of Firms: Law Firms with 1-15 professionals.
5.	Program Term: All policies with effective dates on and between 01/01/2022 and 12/31/2022 (Program Year 1).
6.	Premium Cap: The premium cap for Program Year 1 is $12,000,000.
7.

Commission: MGA will be paid a Minimum Commission of 21% on all premiums written for policies with effective dates on and between 01/01/2022 and 12/31/2022 (Program Year 1). The Minimum Commission is adjustable at 0.4% per point of loss ratio* improvement below 60% subject to a Maximum Commission of 25%. The first adjustment to the Minimum Commission will be made 24 months after the end of the Program Term. The calculation will be due to Protexure within 30 days after each adjustment period. Any adjustment to the Minimum Commission is to be paid out on a 40%, 40% and 20% basis in three annual adjustments subject to a cumulative carry forward payment requirement. For example, on a Program Year with $8 million in earned premium, if at the three adjustments the loss ratios were 45%, 55% and ultimately 57.5%, Protexure would be paid $128,000 at the first adjustment, nothing at the second adjustment and owe $48,000 at the final adjustment.

8.	Right of First Refusal: MGA shall give the right of first refusal to Program Administrator for all accounts that qualify according to the Underwriting Guidelines authorized by this Agreement.
9.	Exclusivity: Program Administrator will only accept accounts that qualify according to the Underwriting Guidelines authorized by this Agreement from MGA.

*Loss Ratio is defined as the sum of paid losses, reserved losses, paid loss adjustment expenses and reserved loss reserve expenses divided by earned premium

THE PARTIES, by their respective duly authorized legal representatives have executed this PROGRAM EXHIBIT A.1. as of the date(s) indicated below.

AmWINS Specialty Casualty Solutions, LLC		Protexure Insurance Agency, Inc.

By:	/s/ M. Munawar Ali	By:	/s/ Kyle Nieman

Name: M. Munawar Ali		Name: Kyle Nieman

Title: President		Title: President

Date: 12/23/2021		Date: 12/26/2021